                                                                    Exhibit 10.2


                           STRATEGIC DIAGNOSTICS, INC.

                         NONQUALIFIED STOCK OPTION GRANT
                         -------------------------------


         This STOCK OPTION GRANT (the "Agreement"), dated as of September 2, 2003 (the "Date of Grant"), is delivered by Strategic Diagnostics, Inc. (the "Company") to Matthew Knight (the "Grantee").

                                    RECITALS
                                    --------

         WHEREAS, the Company desires to employ the Grantee and the Grantee desires to become employed by the Company; and

         WHEREAS, the Board of Directors of the Company (the "Board") has decided to grant a nonqualified stock option to the Grantee in connection with his acceptance of employment with the Company and as an inducement for the Grantee to promote the best interests of the Company and its stockholders; and

         WHEREAS, the Company maintains the Strategic Diagnostics Inc. 2000 Stock Incentive Plan, as amended through March 16, 2001 (the "Plan"); and

         WHEREAS, this nonqualified stock option grant is made outside of the Plan; and

         WHEREAS, although this nonqualified stock option grant is being made outside the Plan, where noted, terms herein shall have the same meaning as such terms have under the Plan; and

         WHEREAS, except as specifically indicated otherwise, all references in this Agreement to the "Board" shall be deemed to refer to the Compensation Committee.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase 300,000 shares of common stock of the Company ("Shares") at an exercise price of $4.00 per Share. The Option shall become exercisable according to Section 2 below.

2.       Exercisability of Option.

         (a) The Option shall become exercisable as of the following dates, if the Grantee is providing service to the Company as of the applicable date:

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                                                                    Exhibit 10.2


------------------------------------- ------------------------------------------
                DATE                           PERCENTAGE OF SHARES FOR
                                           WHICH THE OPTION IS EXERCISABLE

------------------------------------- ------------------------------------------
       Date of Grant + 1 year                            33-1/3%

------------------------------------- ------------------------------------------
       Date of Grant + 2 years                           33-1/3%

------------------------------------- ------------------------------------------
       Date of Grant + 3 years                           33-1/3%

------------------------------------- ------------------------------------------


         (b) Notwithstanding the provisions of Section 2(a) above, if the Grantee's employment terminates on account of (i) termination by the Company without Cause (as defined in the written employment agreement between the Grantee and the Company dated September 2, 2003 (the "Employment Agreement")),
(ii) the Grantee's resignation for Good Reason (as defined in the Employment Agreement) or (iii) Non-Renewal (as defined in the Employment Agreement) and the Grantee executes and does not revoke the Release (as defined in the Employment Agreement), the Option shall automatically accelerate and become fully exercisable.

         (c) Notwithstanding the provisions of Sections 2(a) and 2(b) above, if a Change of Control (as defined in the Plan) occurs, the Option shall automatically accelerate and become fully exercisable.

The exercisability of the Option is cumulative, but shall not exceed 100%. The Option shall be fully exercisable on September 2, 2006, if the Grantee is then providing service to the Company.

3.       Term of Option.

         (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

         (b) The Option shall automatically terminate upon the happening of the first of the following events:

                  (i) The expiration of the 90-day period after the Grantee ceases to be employed by the Company, if (A) the termination is on account of the Grantee's resignation other than for Good Reason (as defined in the Employment Agreement) or (B) in connection with the Grantee's termination without Cause (as defined in the Employment

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                                                                    Exhibit 10.2

         Agreement), resignation for Good Reason (as defined in the Employment Agreement) or Non-Renewal (as defined in the Employment Agreement), the Grantee fails to execute or revokes the Release (as defined in the Employment Agreement);

                  (ii) The expiration of the 90-day period commencing with the expiration of the Severance Period (as defined in the Employment Agreement), if the termination for any reason other than Disability (as defined in the Employment Agreement), death, Cause (as defined in the Employment Agreement) or resignation by the Grantee other than for Good Reason (as defined in the Employment Agreement); provided that the Grantee executes and does not revoke the Release (as defined in the Employment Agreement);

                  (iii) The expiration of the one year period after the Grantee ceases to be employed by the Company on account of the Grantee's Disability (as defined in the Employment Agreement);

                  (iv) The expiration of the 180-day period after the death of Grantee while employed by the Company; or

                  (v) The date on which the Grantee ceases to be employed by the Company for Cause (as defined in the Employment Agreement). In addition, notwithstanding the prior provisions of this Paragraph 3, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is providing service to the Company or after the Grantee's service terminates, the Option shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Grantee for such shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is ten years from the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall immediately terminate.

4.       Exercise Procedures.

         (a) Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise, in a form and manner prescribed by the Board, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or (iii) by such other method as the Board may approve, including, after a Public Offering (as defined in the Plan) of the Company's stock, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of shares of Company stock to exercise the Option.

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                                                                    Exhibit 10.2

         (b) The obligation of the Company to deliver share certificates upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing the Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in Paragraph 8 to withhold amounts required to be withheld for any taxes, if applicable.

         5. Change of Control of the Company. Except as otherwise provided in this Agreement, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate.

         6. Withholding of Taxes

         (a) Required Withholding. The Option shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Grantee or other person receiving or exercising the Option shall be required to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to the Option, or to allow the Company to deduct from other wages paid by the Company the amount of any withholding taxes due with respect to the Option.

         (b) Election to Withhold Shares. The Grantee may elect to satisfy the Company's income tax withholding obligation with respect to the Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board.

         7. Transferability; Restrictions on Exercise. The Option shall not be transferable by the Grantee other than by will or by the laws of descent and distribution. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

         8. Option Subject to Board Determinations. The grant and exercise of the Option are subject to interpretations, regulations and determinations established from time to time by the Board including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option, and its decisions shall be conclusive as to any questions arising hereunder.

         9. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved, except as may be otherwise provided in the written employment agreement between the Grantee and the Company, dated September 2, 2003.

         10. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

         11. Assignment. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

         12. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

         13. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Chief Financial Officer at Strategic Diagnostics Inc., 111 Pencader Drive, Newark, DE 19702, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent

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                                                                    Exhibit 10.2

by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

                            [SIGNATURE PAGE FOLLOWS]














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                                                                    Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

                                      STRATEGIC DIAGNOSTICS, INC.


                                      By: /s/ Grover C. Wrenn
                                          -------------------



I hereby accept the Option grant described in this Agreement. I have read the Strategic Diagnostics, Inc. 2000 Stock Incentive Plan, as amended through March 16, 2001 and I understand that the capitalized terms herein where indicated shall have the same meaning as those terms have under the Plan. I hereby agree to be bound by those terms and the terms of this Agreement and any determinations of the Board with respect thereto.

                                       Accepted:/s/ Matthew H. Knight
                                                ----------------------
                                                     Grantee






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